Exhibit 3.125

C&S 500 (7/96)

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU

Date Received			(FOR BUREAU USE ONLY)

DEC 11 1998			FILED DEC 11 1998

Name			Administrator ALL DEPARTMENT OF CONSUMER & INDUSTRY SERVICES CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
CT Corporation/Peggy Routzahn
Address
1635 Market Street
City	State	Zip Code

Philadelphia	PA	19103	EFFECTIVE DATE

017 – 04A

ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

The name of the corporation is:

ARAMARK Services Management of MI, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

Provisions of labor management services.

ARTICLE III

The total authorized shares:

1.	Common Shares 1,000

Preferred Shares

2.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

(MICH. – 179 – 3/21/97)

ARTICLE IV

1. The address of the registered office is:

30600 Telegraph Road	Bingham Farms	,	Michigan	48025
(Street Address)	(City)			(Zip Code)

2. The mailing address of the registered office, if different than above:

		,	Michigan
(Street Address or P.O. Box)	(City)			(Zip Code)

3. The name of the resident agent at the registered office is: THE CORPORATION COMPANY

ARTICLE V

The name(s) and address(es) of the incorporator(s) is (are) as follows:
Name	Residence or Business Address

Lilly Dorsa	1101 Market Street, Philadelphia, PA 19107

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.

I, (We), the incorporator(s) sign my (our) name(s) this 3rd day of December , 1998 .

Lilly Dorsa	/s/ Lilly Dorsa